Exhibit 99.1
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National Association of Securities Dealers., Inc.
Nasdaq Market Operations
80 Merritt Boulevard
Trumbull, CT 06611
Facsimile No.: (203) 385-6381



Distribution Notification Form pursuant to Rule 10b-17 of the Securities Exchange Act of 1934

Complete corporate name: Diamond Holdings Limited ("Diamond Holdings"); Diamond Cable Communications Limited ("Diamond Cable")

Address of principal executive offices: Diamond Plaza, Daleside Road

City/State/Zip Code: Nottingham, NG2 3GG, England

Class of security: Diamond Holdings 10% Senior Notes due 2008 (the "10% Notes") and 9-1/8% Senior Notes due 2008 (the "9-1/8% Notes" and together with the 10% Notes, the "Notes"). The Notes are guaranteed by Diamond Cable.

CUSIP numbers: 10% Notes: G27571AB7 and 252646AB0; 9-1/8% Notes: 0084015949
and 0087545785

Indenture trustee: The Bank of New York

Declaration date: The directors of Diamond Cable and Diamond Holdings resolved on January 9, 2003 that Diamond Holdings shall make payment of the Defaulted Interest (as defined below).

Payment date: January 10, 2003

Record date: The close of business on January 9, 2003.

Payment Amount: Interest on the Notes which was due but not paid on August 1, 2002 (including interest accruing on such unpaid interest payment through the date of payment, calculated in accordance with Section 202 of the Indenture, dated February 6, 1998, governing the Notes) ("Defaulted Interest").

Explain any conditions which must be met (for example, shareholder approval, government approval, SEC registration, etc.) for this distribution to become effective. None.


DIAMOND HOLDINGS LIMITED


By:   /s/ Robert Mackenzie
      --------------------------
      Name:   Robert Mackenzie
      Title:  Secretary


DIAMOND CABLE COMMUNICATIONS LIMITED


By:   /s/ Robert Mackenzie
      --------------------------
      Name:   Robert Mackenzie
      Title:  Secretary


Date: January 9, 2003